Exhibit 28 (a) (21) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED WORLD INVESTMENT SERIES, INC.

ARTICLES SUPPLEMENTARY

Federated World Investment Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland, and a registered open-end Company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Corporation is authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

SECOND: The Board of Directors of the Corporation hereby reclassifies 200,000,000 shares of the authorized and unissued shares of Federated Emerging Market Debt Fund Class B Shares as authorized but unclassified and unissued shares of Federated Emerging Market Debt Fund;

AND the Board of Directors of the Corporation hereby reclassifies 100,000,000 shares of the authorized and unissued shares of Federated International Small-Mid Company Fund Class B Shares as authorized but unclassified and unissued shares of Federated International Small-Mid Company Fund.

THIRD: Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000 which were classified as follows:

Class	Number of Shares
Federated International Leaders Fund Class A Shares	200,000,000
Federated International Leaders Fund Class B Shares	50,000,000
Federated International Leaders Fund Class C Shares	50,000,000
Federated International Leaders Fund Institutional Shares	100,000,000
Federated International Leaders Fund Class R Shares	100,000,000
Federated International Leaders Fund Class R6 Shares	100,000,000
Federated International Leaders Fund Class T Shares	200,000,000

Federated Emerging Market Debt Fund Class A Shares	500,000,000
Federated Emerging Market Debt Fund Class B Shares	200,000,000
Federated Emerging Market Debt Fund Class C Shares	200,000,000
Federated Emerging Market Debt Fund Institutional Shares	100,000,000

Federated International Small-Mid Company Fund Class A Shares	500,000,000
Federated International Small-Mid Company Fund Class B Shares	100,000,000
Federated International Small-Mid Company Fund Class C Shares	100,000,000
Federated International Small-Mid Company Fund Institutional Shares	200,000,000
Federated International Small-Mid Company Fund Class T Shares	300,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will be authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000 classified as follows:

Class	Number of Shares
Federated International Leaders Fund Class A Shares	200,000,000
Federated International Leaders Fund Class B Shares	50,000,000
Federated International Leaders Fund Class C Shares	50,000,000
Federated International Leaders Fund Institutional Shares	100,000,000
Federated International Leaders Fund Class R Shares	100,000,000
Federated International Leaders Fund Class R6 Shares	100,000,000
Federated International Leaders Fund Class T Shares	200,000,000

Federated Emerging Market Debt Fund Class A Shares	500,000,000
Federated Emerging Market Debt Fund Class C Shares	200,000,000
Federated Emerging Market Debt Fund Institutional Shares	100,000,000
Federated Emerging Market Debt Fund Unclassified Shares	200,000,000

Federated International Small-Mid Company Fund Class A Shares	500,000,000
Federated International Small-Mid Company Fund Class C Shares	100,000,000
Federated International Small-Mid Company Fund Institutional Shares	200,000,000
Federated International Small-Mid Company Fund Class T Shares	300,000,000
Federated International Small-Mid Company Fund Unclassified Shares	100,000,000

FOURTH: The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation’s charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms of condition of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation.

FIFTH: The stock has been classified and reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

SIXTH: The Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on

January 17, 2018.

The undersigned, President and Assistant Secretary of the Corporation, hereby acknowledge that these Articles Supplementary are the act of the Corporation, and that to the best of their knowledge, information and belief, all the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST: By: /s/ George F. Magera Name: George F. Magera Title: Assistant Secretary	FEDERATED WORLD INVESTMENT SERIES, INC. By: /s/ J. Christopher Donahue Name: J. Christopher Donahue Title: President